Exhibit 10.15

iSTAR ACQUISITION CORP.

[    ], 2008

iStar Acquisition Investor LLC

1114 Avenue of the Americas, 39th Floor

New York, NY 10036

Ladies and Gentlemen:

This letter will confirm our agreement that commencing on [    ], 2008, iStar Acquisition Investor LLC (“iStar”) shall make available to iStar Acquisition Corp. (the “Company”) certain office space and general and administrative services as may be required by the Company, situated at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.  In exchange therefor, the Company shall pay iStar the sum of $7,500 per month.  The Company will pay iStar the monthly fee of $7,500 until the earlier of (i) the completion of the Company’s initial business combination and (ii) the Company’s dissolution.

iStar waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Fund (as defined in the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Fund for any reason whatsoever.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

iSTAR ACQUISITION CORP.

By:
Name: Jay Nydick
Title: Chief Executive Officer and President

AGREED AND ACCEPTED

iSTAR ACQUISITION INVESTOR LLC

By:
Name: Jay Sugarman
Title: Chairman and Chief Executive Officer